SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                          [Amendment No. _________]

Filed by the Registrant _X_
Filed by a Party other than the Registrant ___

Check the appropriate box:

_X_  Preliminary Proxy Statement
___ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
___  Definitive Proxy Statement
___  Definitive Additional Materials
___  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12



                       SAINT ANDREWS GOLF CORPORATION
                (Name of Registrant as Specified in Its Charter)

                       SAINT ANDREWS GOLF CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

                                                         PRELIMINARY COPY

                       SAINT ANDREWS GOLF CORPORATION
                   5325 SOUTH VALLEY VIEW BOULEVARD, SUITE 4
                          LAS VEGAS, NEVADA  89118
                              (702) 798-7777

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD DECEMBER 7, 1998

TO THE SHAREHOLDERS OF SAINT ANDREWS GOLF CORPORATION:

     NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Saint Andrews Golf Corporation, a Nevada corporation, will be held at the Pepsi Pavillion in the All-American SportPark, 121 East Sunset Avenue, Las Vegas, Nevada 89119, near the intersection of Las Vegas Boulevard and Sunset Road, on Monday, December 7, 1998, at 10:00 a.m., Pacific Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

     1. The election of five (5) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

     2. The ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors;

     3. An amendment to the Articles of Incorporation of the Company to change the name of the Company to "All-American SportPark, Inc."; and

     4.  The approval of the Company's 1998 Stock Incentive Plan.

     5. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of the Common Stock, $.001 par value, Series A Convertible Preferred Stock and Series B Convertible Stock of the Company of record at the close of business on November 12, 1998, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Corporation.

     All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

                                  BY ORDER OF THE BOARD OF DIRECTORS


                                  RONALD S. BORETA, PRESIDENT
Las Vegas, Nevada
November 12, 1998

                          SAINT ANDREWS GOLF CORPORATION
                    5325 SOUTH VALLEY VIEW BOULEVARD, SUITE 4
                            LAS VEGAS, NEVADA  89118
                                (702) 798-7777

                     -------------------------------------
                                PROXY STATEMENT
                     -------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 7, 1998

                               GENERAL INFORMATION

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of Saint Andrews Golf Corporation, a Nevada corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Pavillion in the All-American SportPark, 121 East Sunset Avenue, Las Vegas, Nevada 89119, near the intersection of Las Vegas Boulevard and Sunset Road, on Monday, December 7, 1998, at 10:00 a.m., Pacific Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about November 13, 1998.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid proxies will be voted in accordance therewith at the Meeting.

     The Company's Annual Report which consists of the Annual Report on Form 10-KSB for the year ended December 31, 1997, is being simultaneously mailed to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

                     SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's Common Stock, Series A Convertible Preferred Stock, and Series B Convertible Preferred Stock. Each share of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock entitles the holder to one (1) vote and all such shares vote together as a single class. The holders of the Series A Convertible Preferred Stock are also entitled to elect one Director. Only shareholders of record at the close of business on November 12, 1998, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On November 12, 1998, the Company had 3,000,000 shares of its Common Stock, 500,000 shares of its Series A Convertible Preferred Stock and 250,000 shares of its Series B Convertible Preferred Stock outstanding. Cumulative voting in the election of Directors is not permitted.

     A majority of the Company's outstanding Common Stock and Preferred Stock represented in person or by proxy shall constitute a quorum at the Meeting.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares entitled to vote owned beneficially, as of November 12, 1998, by any person, who is known to the Company to be the beneficial owner of 5% or more of the Company's Common and Preferred Stock, considered as a single class, and, in addition, by each Executive Officer and Director of the Company and by all Directors, Nominees for Director and Executive Officers of the Company as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

NAME AND ADDRESS OF               AMOUNT OF BENEFICIAL       PERCENT
BENEFICIAL OWNER                       OWNERSHIP             OF CLASS
-------------------               --------------------      ----------

Las Vegas Discount Golf &
  Tennis, Inc. (1)                   2,250,000 (2)            60.1%
Suite 4
5325 S. Valley View Blvd
Las Vegas, Nevada  89118

Vaso Boreta                            110,000 (3)             2.8%
Suite 4
5325 S. Valley View Blvd.
Las Vegas, Nevada  89118

Ronald S. Boreta                       435,000 (3)            10.4%
Suite 4
5325 S. Valley View Blvd.
Las Vegas, Nevada  89118

Robert R. Rosburg                        5,000 (3)             0.1%
49-425 Avenida Club La Quinta
La Quinta, California 92253

William Kilmer                           5,000 (3)             0.1%
1500 Sea Breeze Boulevard
Ft. Lauderdale, Florida  33316

Motoharu Iue                                 0 (4)               0%
666 - 5th Avenue
New York, New York  10103

Three Oceans Inc.                      750,000 (5)            20.0%
2001 Sanyo Avenue
San Diego, California  92173

All Directors and Officers             575,000 (6)            13.3%
as a Group (7 persons)
___________________

(1) Las Vegas Discount Golf & Tennis, Inc. is a publicly-held corporation of which Vaso Boreta is President, Director and a principal shareholder; Ronald
S. Boreta is a Director and a principal shareholder; and Robert R. Rosburg and William Kilmer are Directors. In addition, John Boreta, a son of Vaso Boreta, and Boreta Enterprises Ltd., a limited liability company owned by Vaso, Ronald and John Boreta, and ASI Group, LLC, principal shareholders of Las Vegas Discount Golf & Tennis, Inc. The following sets forth the percentage ownership beneficially held by such persons in Las Vegas Discount Golf & Tennis, Inc.:

                    Vaso Boreta                 22.6%
                    Ronald S. Boreta            20.5%
                    John Boreta                 12.8%
                    Boreta Enterprises Ltd.     16.0%
                    Robert Rosburg               0.1%
                    William Kilmer               0.1%
                    ASI Group, LLC              31.3%

(2) Represents 2,000,000 shares of Common Stock and 250,000 shares of Series B Convertible Preferred Stock held by Las Vegas Discount Golf & Tennis, Inc.

(3) Represents shares underlying options exercisable within 60 days held by the named person. Does not include shares held by Las Vegas Discount Golf & Tennis, Inc. of which such person is an Officer, Director and/or principal shareholder.

(4) Mr. Iue is President of Three Oceans, Inc. and the shares held by Three Oceans, Inc. are not being treated as beneficially owned by Mr. Iue.

(5) Represents 500,000 shares of Series A Convertible Preferred Stock held by Three Oceans Inc. and 250,000 shares of Common Stock underlying stock options held by Three Oceans, Inc.

(6) Includes shares beneficially held by the five named Directors, 10,000 shares underlying stock options held by Kevin B. Donovan and 10,000 shares underlying options held by John Hoover. Messrs. Donovan and Hoover are Executive Officers of the Company.

                              ELECTION OF DIRECTORS

     The Bylaws currently provide for a Board of Directors of five (5) members. The Board of Directors recommends the election as Directors of the five (5) nominees listed below, to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Four (4) of the Directors will be elected by the holders of the Common Stock and the Series A and Series B Convertible Preferred Stock voting as a single class, and one (1) Director will be elected by the holder of the Series A Convertible Preferred Stock. Each member of the present Board of Directors has been nominated for reelection. The persons named as "Proxies" in the enclosed form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

     The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held, and the period during which each person has served as a Director:

                                         POSITIONS AND OFFICES
      NAME             AGE               HELD AND TERM AS A DIRECTOR
---------------        ---         --------------------------------------

Vaso Boreta            65          Chairman of the Board and Director
                                   since 1984

Ronald S. Boreta       35          President, Chief Executive Officer,
                                   Treasurer and Director since 1984

Robert S. Rosburg      71          Director since 1994

William Kilmer         58          Director since 1994

Motoharu Iue           60          Director since 1997

     Except for the fact that Vaso Boreta and Ronald Boreta are father and son, respectively, there is no family relationship between any Director or Officer of the Company.

     In February 1998, the Company established an audit committee whose members are William Kilmer and Robert Rosburg, both of whom are independent Directors of the Company. The Company presently has no compensation or nominating committee, but has agreed to establish a compensation committee.

     Set forth below are the names of all Directors and Executive Officers of the Company, all positions and offices with the Company held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

     VASO BORETA has served as Chairman of the Board of Directors since August 1994, and has been an Officer and Director of the Company since its formation in 1984. He has also been an officer and director of the Company's Parent, Las Vegas Discount Golf & Tennis, Inc., since 1988. In 1974, Mr. Boreta first opened a specialty business named "Las Vegas Discount Golf & Tennis," which retailed golf and tennis equipment and accessories. He was one of the first retailers to offer golf merchandise at a discount. He also developed a major mail order catalog sales program from his original store. Mr. Boreta continues to operate his original store, which has been moved to a new location near the corner of Flamingo and Paradise roads in Las Vegas. Mr. Boreta devotes approximately 10% of his time to the business of the Company, and the balance to the Company's Parent and to operating his store.

     RONALD S. BORETA has served as President of the Company since 1992, Chief Executive Officer since August 1994, and a Director since its inception in 1984. He also served as an officer and director of the Company's Parent, Las Vegas Discount Golf & Tennis, Inc., from 1988 until July 1994, and he continues to serve as a director. He has been employed by the Company since its inception in March 1984, with the exception of a 6-month period in 1985 when he was employed by a franchisee of the Company located in San Francisco, California. Prior to his employment by the Company, Mr. Boreta was an assistant golf professional at San Jose Municipal Golf Course in San Jose, California, and had worked for two years in the areas of sales and warehousing activities with a golf discount store in South San Francisco, California. Mr. Boreta devotes 100% of his time to the business of the Company.

     ROBERT R. ROSBURG has served as a Director of the Company since August 1994, and has been a director of the Company's Parent, Las Vegas Discount Golf

& Tennis, Inc., since November 1989. Mr. Rosburg has been a professional golfer since 1953. From 1953 to 1974 he was active on the Professional Golf Association tours, and since 1974 he has played professionally on a limited basis. Since 1975 he has been a sportscaster on ABC Sports golf tournament telecasts. Since 1985 he has also been the Director of Golf for Rams Hill Country Club in Borrego Springs, California. Mr. Rosburg received a Bachelor's Degree in Humanities from Stanford University in 1948.

     WILLIAM KILMER has served as a Director of the Company since August 1994, and has been a director of the Company's Parent, Las Vegas Discount Golf & Tennis, Inc., since July 1990. Mr. Kilmer is a retired professional football player, having played from 1961 to 1978 for the San Francisco Forty-Niners, the New Orleans Saints and the Washington Redskins. Since 1978, he has toured as a public speaker and also has served as a television analyst. Mr. Kilmer received a Bachelor's Degree in Physical Education from the University of California at Los Angeles.

     MOTOHARU IUE has served as a Director of the Company since April 1997. Mr. Iue has served as Chairman of the Board of Sanyo North America Corporation ("Sanyo") and President of Three Oceans Inc. ("Three Oceans") since October 1996. Mr. Iue previously served as President of Sanyo and as Chairman of the Board of Three Oceans from 1992 to 1996 and still serves as Chief Executive Officer of Sanyo and Three Oceans. From 1989 to 1992, he was Executive Vice President of Tottori Sanyo Electric Co., Ltd. All three companies are affiliates of Sanyo Electric Co., Ltd. ("Sanyo Electric"), and Three Oceans Inc. is a shareholder of the Company. Mr. Iue has bee a director of Sanyo Electric since 1977.

     JOHN A. HOOVER, JR. has served as General Manager of All-American SportParks since April 1995. From June 1993 until April 1995, he served as Director of Operations of the MGM Grand Adventure Theme Park, a $120 million theme park associated with the MGM Grand Hotel Resort in Las Vegas. From January 1990 until June 1993, he served as operations manager for the Fiesta Texas Theme Park in San Antonio, Texas, and from October 1986 until December 1990, he served as general manager for the Malibu Grand Prix/Castle Golf & Games in San Antonio, Texas.

     KEVIN B. DONOVAN has served as Vice President of New Business Development since April 1994. Prior to joining the Company, from March 1992 to March 1994, he was President and Creative Director of Donovan Design Agency, Dallas, Texas, which is engaged in designing corporate logos and graphics, and providing marketing and package designs. From June 1989 to March 1992, he was President, Chief Executive Officer and Creative Director for Donovan & Houston Design For Retail, Dallas, Texas, which was engaged in providing design services to retail oriented companies. From March 1986 to June 1989, Mr. Donovan was Art Director and Creative Director for John Ryan & Co. Retail Marketing Agency in Minneapolis, Minnesota, which was engaged in providing design services to retail and banking companies. Mr. Donovan received a B.A. Degree in Commercial Arts from St. Paul Technical College, St. Paul, Minnesota, in 1983. He devotes his full time to the business of the Company.

     Three Oceans, Inc., as sole holder of the Company's Series A Convertible Preferred Stock, has the right to elect one Director of the Corporation and has nominated Motoharu Iue to be re-elected as a Director at the Annual Meeting of Shareholders.

     The Company's Board of Directors held no formal meetings during the fiscal year ended December 31, 1997. However, the Board of Directors did take action by unanimous consent on a number of occasions.

     The Company's executive officers hold office until the next annual meeting of directors of the Company, which currently is scheduled for December 7, 1998. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director of the Company.

SECTION 16(A) BENEFICIAL REPORTING COMPLIANCE

     Based solely on a review of the Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and certain written representations, no persons who were either a director, officer or beneficial owner of more than 10% of the Company's common stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except that Ronald S. Boreta, John A. Hoover, Jr. and Kevin B. Donovan, Executive Officers of the Company, each filed late Form 4's reporting stock options they received; and Vaso Boreta, Ronald S. Boreta, John A. Hoover, Jr., Kevin B. Donovan, William Kilmer, and Robert R. Rosburg each filed Form 5's late reporting the cancellation and reissuance of stock options.

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding the executive compensation for the Company's President and each other executive officer who received compensation in excess of $100,000 for the years ended December 31, 1997, 1996 and 1995 from the Company:

                                  SUMMARY COMPENSATION TABLE

                                                          LONG-TERM COMPENSATION
                            ANNUAL COMPENSATION           AWARDS         PAYOUTS
                                                                SECURI-
                                                                TIES
                                                                UNDERLY-
                                             OTHER    RE-       ING               ALL
                                             ANNUAL   STRICTED  OPTIONS/         OTHER
NAME AND PRINCIPAL                           COMPEN-  STOCK     SARs    LTIP    COMPEN-
     POSITION       YEAR  SALARY   BONUS     SATION   AWARD(S) (NUMBER)PAYOUTS  SATION
------------------  ---- -------- --------  -------  --------  ------- -------  ------
Ronald S. Boreta,   1997 $101,000 $100,000  $58,183    --      435,000   --     $4,231
                                             <FN1>                               <FN2>
 President and CEO  1996 $120,000 $  5,500  $39,160    --      325,000   --     $8,265
                                             <FN1>                               <FN2>
                    1995 $100,000    -0-    $19,071    --          -0-   --      -0-
                                             <FN1>
Charles Hohl,       1996 $100,000 $ 22,000  $10,000      --        -0-   --      -0-
 Executive Vice                              <FN4>
 President<FN3>     1995 $100,000    -0-    $ 2,346      --        -0-   --      -0-
                                             <FN4>
Kevin B. Donovan,   1997 $117,166 $ 25,000  $ 6,212      --      10,000  --      -0-
 Vice President                              <FN5>
 of New Business
 Development

                                       6

_________________

<FN1>
Represents amounts paid for country club memberships for Ronald S. Boreta, an automobile for his personal use, and contributions made by the Company to retirement plans on his behalf. For 1997, these amounts were $16,393 for club memberships, $16,790 for an automobile and $25,000 to the Company's Supplemental Retirement Plan.
<FN2>
Represents premiums paid on a life insurance policy for Ronald S. Boreta's benefit.
<FN3>
Mr. Hohl's employment as Executive Vice President ended on February 26, 1997.
<FN4>
Represents amount contributed to the Company's retirement plan on behalf of Mr. Hohl.
<FN5>
Represents $4,712 paid for an automobile provided for Mr. Donovan's personal use and $1,500 contributed to a retirement plan on behalf of Mr. Donovan.

               OPTION GRANTS IN LAST FISCAL YEAR - INDIVIDUAL GRANTS

                                       PERCENT
                       NUMBER OF       OF TOTAL
                       SECURITIES      OPTIONS
                       UNDERLYING     GRANTED TO     EXERCISE
                        OPTIONS      EMPLOYEES IN     OR BASE     EXPIRATION
     NAME              GRANTED(#)    FISCAL YEAR    PRICE ($/SH)     DATE
----------------      ------------   ------------   -----------   ----------
Ronald S. Boreta        110,000         24.1%         $3.0625     8-7-1999
                        125,000         27.4%         $3.0625     4-16-2001
                        200,000         43.9%         $3.0625     4-24-2001

Kevin B. Donovan         10,000          2.2%         $3.0625     4-16-2001



                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION VALUES

                                             SECURITIES
                                             UNDERLYING      VALUE OF UNEXER-
                    SHARES                   UNEXERCISED      CISED IN-THE
                   ACQUIRED                   OPTIONS         MONEY OPTIONS
                      ON                      AT FY-END         AT FY-END
                   EXERCISE     VALUE       EXERCISABLE/       EXERCISABLE/
    NAME           (NUMBER)    REALIZED     UNEXERCISABLE     UNEXERCISABLE
----------------   --------    --------    --------------    ---------------
Ronald S. Boreta      -0-        -0-        435,000 / 0          $0 / $0
Kevin B. Donovan      -0-        -0-         10,000 / 0          $0 / $0


EMPLOYMENT AGREEMENTS

     Effective August 1, 1994, the Company entered into an employment agreement with Ronald S. Boreta, the Company's President and Chief Executive Officer, pursuant to which he receives a base salary of $100,000 per year plus annual increases as determined by the Board of Directors. His salary was increased to $120,000 for the year ended December 31, 1996 and returned to $100,000 for the year ended December 31, 1997. The employment agreement is automatically extended for additional one year periods unless 60 days' notice of the intention not to extend is given by either party. In addition to his base salary, Ronald S. Boreta also will receive a royalty equal to 2% of all gross revenues directly related to the All-American SportPark and Slugger Stadium concepts. However, such royalty is only payable to the extent that the Company's annual consolidated income before taxes after the payment of the royalty exceeds $1,000,000. Ronald S. Boreta also receives the use of an automobile, for which the Company pays all expenses, and full medical and dental coverage. The Company also pays all dues and expenses for membership at two local country clubs at which Ronald S. Boreta entertains business contacts for the Company. Ronald S. Boreta has agreed that for a period of three years from the termination of his employment agreement he will not engage in a trade or business similar to that of the Company. In the event of a change of more than 25% of the beneficial ownership of the Company or its parent, the termination date is extended from December 31, 1996 to December 31, 1998, and it may be extended up to an additional five years under certain conditions.

     In June 1997, the Company's Board of Directors awarded a $100,000 bonus to Ronald S. Boreta for his extraordinary services related to the raising of capital and development of the Company's Las Vegas SportPark. Fifty thousand dollars ($50,000) of this bonus was paid during October 1998, and the other $50,000 had not been paid by the date of this Proxy Statement.

     Effective October 1, 1996, the Company entered into a one year employment agreement with Kevin B. Donovan, pursuant to which he receives a base salary of $100,000 per year. In addition to his base salary, Mr. Donovan received a $25,000 bonus upon the opening of a portion of the All-American SportPark, and receives a commission of 5% of all sponsorship sales related to the All-American SportPark. Mr. Donovan also receives the use of an automobile provided by the Company. Mr. Donovan's employment agreement ended on September 30, 1997, but his employment has continued on the same terms since that date.

     Effective August 8, 1994, the Company entered into an employment agreement with Charles L. Hohl, the Company's Executive Vice President, Franchise Systems, pursuant to which he received a base salary of $100,000 per year plus annual increases as determined by the Board of Directors. This employment agreement ended on February 26, 1997, in connection with the sale of the Company's franchise business and the termination of Mr. Hohl's employment.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company do not receive any fees for Board meetings they attend but are entitled to be reimbursed for reasonable expenses incurred in attending such meetings.

STOCK OPTION PLAN

     During July 1994, the Board of Directors adopted a Stock Option Plan (the "Plan"). The Plan authorizes the issuance of options to purchase up to 300,000 shares of the Company's Common Stock.

     The Plan allows the Board to grant stock options from time to time to employees, officers, directors and consultants of the Company. The Board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. Vesting provisions are determined by the Board at the time options are granted. The option price for any option will be no less than the fair market value of the Common Stock on the date the option is granted.

     Since all options granted under the Plan must have an exercise price no less than the fair market value on the date of grant, the Company will not record any expense upon the grant of options, regardless of whether or not they are incentive stock options. Generally, there will be no federal income tax consequences to the Company in connection with Incentive Stock Options granted under the Plan. With regard to options that are not Incentive Stock Options, the Company will ordinarily be entitled to deductions for income tax purposes of the amount that option holders report as ordinary income upon the exercise of such options, in the year such income is reported.

     In August 1994, the Board of Directors granted stock options to the following persons who were then Officers and Directors of the Company, to purchase shares of the Company's Common Stock at $5.00 per share. These options expire on August 8, 1999. On June 9, 1997, each of these options (except Charles Hohl's) were reissued at an exercise price of $3.0625.


                     NAME                 SHARES SUBJECT TO OPTION
                -----------------         ------------------------
                Vaso Boreta                      110,000
                Ronald Boreta                    110,000
                Charles Hohl                      60,000
                Glenn Raynes                      10,000
                Robert R. Rosburg                  5,000
                William Kilmer                     5,000
                                                 -------
                    Total                        300,000

     In April 1996, the Company's Board of Directors approved increases in the number of shares of Common Stock which may be issued under the Plan from 300,000 to 700,000, subject to approval by the Company's shareholders within one year. Also in April 1996, the Company's Board of Directors granted stock options as indicated below.

                     RELATIONSHIP             SHARES SUBJECT    EXERCISE
      NAME           TO THE COMPANY           TO OPTION         PRICE (3)
----------------     --------------------     --------------    ---------
Joel Rubenstein      Consultant                10,000           $5.00
Ronald S. Boreta     Officer and Director     125,000           $4.75
Ronald S. Boreta     Officer and Director     200,000 (1)       $4.625
Kevin B. Donovan     Officer                   10,000           $4.75
John Hoover          Officer                   10,000           $4.75
Robert Finley        Employee                   1,000           $4.75
Ted Abbruzzese       Consultant                10,000           $4.75
Jeff Gordon          Consultant                10,000 (2)       $4.75
Hal Price            Consultant                 1,000           $4.75
___________________

(1) This option was not to vest until the Company completed a transaction with a major business or investor made it probable that the Company will be able to pursue its plan of building and operating SportParks. This condition was met in September 1996 as a result of the investment by Three Oceans, Inc. of $5,000,000 in the Company.

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
(2) This option is currently vested as to 5,000 shares and will vest as to an additional 2,500 on April 24, 1998, and April 24, 1999

(3) On June 9, 1997, each of these options were reissued for the same number of shares at a new exercise price of $3.0625 per share.

401(k) PLAN

     The Company's Parent maintains a 401(k) employee retirement and savings program (the "401(k) Plan") which covers the Company's employees. Under the 401(k) Plan, an employee may contribute up to 15% of his or her gross annual earnings, subject to a statutory maximum, for investment in one or more funds identified under the plan. The Company's Parent makes matching contributions equal to 25% of participants' contributions.

SUPPLEMENTAL RETIREMENT PLAN

     In November 1996, the Company and its majority shareholder established a Supplemental Retirement Plan, pursuant to which certain employees selected by the Company's Chief Executive Officer receive benefits based on the amount of compensation elected to be deferred by the employee and the amount of contributions made on behalf of the employee by the Company. Company contributions to the Supplemental Retirement Plan are immediately vested for Category I employees, and vest 20% per year of employment for Category II employees. Vested amounts under the Supplemental Retirement Plan are paid out over 5 to 20 years upon retirement, disability, death or termination of employment.

     For 1997, Ronald S. Boreta (the President of the Company) was designated as a Category I employee. The Company made contributions to the Supplemental Retirement Plan on behalf of Ronald S. Boreta in the amount of $25,000.

     The Company's Board of Directors has not yet determined the amounts, if any, which will be contributed to the Supplemental Retirement Plan for 1998.

BOARD OF DIRECTORS' REPORT ON OPTION REPRICING

     On June 9, 1997, the Company's Board of Directors reissued all of the options outstanding under the Company's Stock Option Plan, except a non-qualified option held by Charles Hohl, a former employee. All of the Options issued on June 9, 1997 were issued in exchange for the cancellation of outstanding options for the same number of shares and the same exercise periods. The exercise price of the new options is $3.0625 per share. The exercise prices of the options which were replaced ranged from $4.625 to $5.00 per share.

     The Company's Board of Directors made the decision to reprice the outstanding options. The Company does not have a compensation or similar committee. The Board of Directors based their decision on the fact that the exercise prices of the outstanding options were so far above the market price for the Company's Common Stock that the options no longer served as incentives to the holders.

     Ronald S. Boreta, the Company's President and Chief Executive Officer, received options for a total of 435,000 shares of Common Stock exercisable at $3.0625 per share in exchange for his options to purchase the same number of shares at prices ranging from $4.625 to $5.00 per share.

     Kevin B. Donovan, the Company's Vice President of New Business Development, received an option to purchase 10,000 shares of Common Stock exercisable at $3.0625 per share in exchange for his option to purchase the same number of shares at $4.75 per share.

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Las Vegas Discount Golf & Tennis, Inc. ("LVDG"), a publicly-held corporation, owns 66.7% of the Company's outstanding Common Stock and all of the Company's outstanding Series B Convertible Preferred Stock. Vaso Boreta, the Company's Chairman of the Board, is an Officer, Director and principal shareholder of LVDG. Ronald S. Boreta, President and a Director of the Company, is a Director and principal shareholder of LVDG. Robert S. Rosburg and William Kilmer, Directors of the Company, are also Directors of LVDG. In addition, John Boreta, the son of Vaso Boreta and the brother of Ronald S. Boreta, is a principal shareholder of LVDG.

     Until August 1, 1994, the Company and LVDG shared the expenses of jointly-used facilities and administrative and accounting personnel on a 50-50 basis under a verbal agreement. Since August 1, 1994, the Company and LVDG have allocated these costs on a pro rata basis based on which entity receives the benefit of the particular expense. With respect to the lease for the office and warehouse facilities, starting July 1, 1996 LVDG paid 33% of the monthly lease payments and the Company paid 67%.

     Effective August 1, 1994, LVDG also agreed to purchase, warehouse and make available to the Company and its franchisees certain merchandise. In exchange, the Company agreed to pay $350,000 from the proceeds of its December 1994 initial public offering to retire certain bank indebtedness described below.

     Through February 1997, certain facilities used by the Company and LVDG were leased by the Company from Vaso Boreta, the Company's Chairman of the Board. LVDG leased approximately 15,500 square feet of warehouse space and 6,000 square feet of office space from Mr. Boreta at a base monthly rent of $13,000. The Board of Directors of the Company believes that the terms of this lease were at least as favorable as those which could have been obtained from an unaffiliated entity.

     Effective October 1, 1990, a franchise agreement with Vaso Boreta, the Company's Chairman of the Board, was mutually terminated, and a new agreement was entered into with him pursuant to which he was permitted to operate a Las Vegas Discount Golf & Tennis store in Las Vegas, Nevada, which is not a franchise store. The agreement also provided that Mr. Boreta may purchase certain merchandise for his store at the same cost as the Company, use the facilities and personnel of the Company on a limited basis, and operate a limited mail order business from his store. In exchange for these rights, Mr. Boreta paid the Company a fee of $3,000 per month. This agreement with the Company was terminated on July 31, 1994. Mr. Vaso Boreta now has a similar agreement with Las Vegas Discount Golf & Tennis, Inc. As a result of this arrangement, Mr. Vaso Boreta did not pay any royalties to the Company even though he may have received a benefit from the Company's activities including any advertising conducted by the Company.

     Prior to becoming the Company's Vice President of New Business Development in April 1994, Kevin B. Donovan was President and a major shareholder of Donovan Design Agency, Inc., which performed certain design services for the Company. During 1993, Donovan Design Agency billed the Company $136,000 for such services of which $59,000 had been paid as of

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
December 31, 1993. During 1994, Donovan Design Agency billed the Company $9,300 for additional services, and the Company paid $32,000 on its account. As of December 31, 1995 and 1994, the Company owed Donovan Design Agency $54,300. During 1996, the amount due was reduced to $36,000 and this amount was paid. Kevin B. Donovan presently owns all of the outstanding stock of Donovan Design Agency, however, this receivable has been assigned to an entity with which Mr. Donovan has no affiliation.

     During 1997, Vaso Boreta, the Company's Chairman of the Board, loaned the Company a total of $600,000. This loan is evidenced by a demand note bearing interest at 10% per annum.

     As indicated above, the Company has extensive transactions with LVDG, LVDG's other subsidiaries, and Voss Boreta's Las Vegas store. As of December 31, 1996, the Company was owed $461,500 by LVDG and its subsidiaries. This amount was completely paid off during the six months ended June 30, 1997.

     During September 1997, the Company agreed to sell its rights to the St. Andrews name to Boreta Enterprises, Ltd. for a $20,000 two-year promissory note since the Company has committed all of its efforts to the development and management of the All-American SportPark and no longer intends to engage in the business of selling golf equipment or apparel.

     On October 19, 1998, the Company sold 250,000 shares of its Series B Convertible Preferred Stock to LVDG for $2,500,000 in cash. This investment was funded from the purchase of common stock of LVDG by ASI Group, L.L.C., in a private transaction. The shares of Series B Convertible Preferred Stock purchased by LVDG have a liquidation value of $10.00 per share and may be redeemed by the Company under certain circumstances. Each share is convertible into one share of Common Stock, is entitled to one vote per share and votes together with the Common Stock as a single class. The Series B Convertible Preferred Stock entitles the holder to receive dividends equal to those paid to the holders of the Company's Common Stock, on an as-converted basis.

     A majority of the Company's Board of Directors believes that the terms of the above transactions were on terms no less favorable to the Company than if the transactions were with unaffiliated third parties.

                          INDEPENDENT ACCOUNTANTS

     The independent accounting firm of Arthur Andersen LLP audited the financial statements of the Company for the years ended December 31, 1997, and has been selected in such capacity for the current fiscal year. At the direction of the Board of Directors, this appointment is being presented to the shareholders for ratification or rejection at the Annual Meeting of Shareholders. If the Shareholders do not ratify the appointment of Arthur Andersen LLP the appointment of auditors will be reconsidered by the Board of Directors.

     It is expected that representatives of Arthur Andersen LLP will be present at the meeting and will be given an opportunity to make a statement if they desire to do so. It is also expected that the representatives will be available to respond to appropriate questions from shareholders.

                           AMENDMENT TO ARTICLES OF
                     INCORPORATION CONCERNING NAME CHANGE

     The Board of Directors has approved an amendment to the Articles of Incorporation to change the name of the Company to "All-American SportPark, Inc." The new name is being proposed to better reflect the business of the Company, since the Company is no longer in the business of franchising golf equipment stores and is now engaged in developing the All-American SportPark in Las Vegas, Nevada.

     An affirmative vote of a majority of the shares of Common and Preferred Stock outstanding will be required to approve the proposed amendment to the Company's Articles of Incorporation. The Board of Directors recommends approval of the amendment.

             APPROVAL OF THE COMPANY'S 1998 STOCK INCENTIVE PLAN

     On October 26, 1998, the Board of Directors approved, subject to stockholder approval, the 1998 Stock Incentive Plan (the "Plan"), and the issuance of approximately 750,000 shares of the Company's common stock (the "Stock") pursuant to awards thereunder.

     The purpose of the Plan is to advance the interests of the Company and its subsidiaries by enhancing their ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries, through ownership of shares of Stock of the Company and cash incentives. The Plan is intended to accomplish these goals by enabling the Company to grant awards in the form of options, stock appreciation rights, restricted stock or unrestricted stock awards, deferred stock awards, or performance awards (in cash or stock), other stock-based awards, or combinations thereof, all as more fully described below.

General

     The Plan will be administered and awards granted by the Company's Board of Directors (the "Board"). Key employees of the Company and its subsidiaries and other persons or entities, not employees of the Company and its subsidiaries, who are in a position to make a significant contribution to the success of the Company or its subsidiaries are eligible to receive awards under the Plan. In addition, individuals who have accepted offers of employment from the Company and who the Company reasonably believes will be key employees upon commencing employment with the Company ("New Hires") are eligible to receive awards under the Plan.

     Section 162(m) of the Code places annual limitations on the deductibility by public companies of compensation in excess of $1,000,000 paid to any of the chief executive officer and the other four most-highly compensated officers, unless, among other things, the compensation is performance-based. The performance-based exception applies if awards are granted under a plan the material terms of which have been approved by stockholders and if certain other requirements are satisfied. The material terms of the Plan include the eligibility provisions described above, limits on amounts that may be awarded to any participant in a specified period, and in the case of a performance-based award other than stock options and stock appreciation rights, the performance criteria to be used by the Board in determining the performance goals required to be achieved in order for the participant to benefit under the award. The Plan limits to 750,000 the maximum number of shares for which stock options may be awarded to any participant in any

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
three-year period and also limits to 500,000 the maximum number of shares for which stock appreciation rights may be awarded to any participant in any three-year period. The limits applicable to other performance-based awards, and the performance criteria applicable to such awards, are described below.

     Stock Options. The exercise price of an incentive stock option ("ISO") granted under the Plan or an option intended to qualify for the performance-based compensation exception under Section 162(m) of the Code may not be less than 100% of the fair market value of the Stock at the time of grant. The exercise price of a non-ISO granted under the Plan is determined by the Board. Options granted under the Plan will expire and terminate not later than 10 years from the date of grant. The exercise price may be paid in cash or by check, bank draft or money order payable to the order of the Company. Subject to certain additional limitations, the Board may also permit the exercise price to be paid with Stock, a promissory note, an undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or a combination of the foregoing.

     Stock Appreciation Rights (SARs). Stock appreciation rights ("SARs") may be granted either alone or in tandem with stock option grants. Each SAR entitles the holder on exercise to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation in the fair market value of a share of Stock. SARs may be based solely on appreciation in the fair market value of Stock or on a comparison of such appreciation with some other measure of market growth. The date at which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board. If an SAR is granted in tandem with an option, the SAR will be exercisable only to the extent the option is exercisable. To the extent the option is exercised, the accompanying SAR will cease to be exercisable, and vice versa. An SAR not granted in tandem with an option will become exercisable at such time or times, and on such conditions, as the Board may specify.

     Restricted and Unrestricted Stock Awards; Deferred Stock. The Plan provides for awards of nontransferable shares of restricted Stock subject to forfeiture ("Restricted Stock"), as well as awards of unrestricted shares of Stock. Except as otherwise determined by the Board, shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable restriction period and the satisfaction of any other conditions or restrictions established by the Board. Other awards under the Plan may also be settled with Restricted Stock. The Plan also provides for deferred grants entitling the recipient to receive shares of Stock in the future at such times and on such conditions as the Board may specify.

     Other Stock-Based Awards. The Board may grant other types of awards under which stock is or may in the future be acquired. Such awards may include debt securities convertible into or exchangeable for shares of Stock upon such conditions, including attainment of performance goals, as the Board may determine.

     Performance Awards. The Plan provides that at the time any stock options, SARs, stock awards (including restricted stock, unrestricted stock or deferred stock) or other stock-based awards are granted, the Board may impose the additional condition that performance goals must be met prior to the participant's realization of any vesting, payment or benefit under the award. In addition, the Board may make awards entitling the participant to receive an amount in cash upon attainment of specified performance goals. In order for a performance-based award (other than, in general, a stock option or stock appreciation right) to qualify for the performance-based compensation exception to the $1 million deduction limitation under Section 162(m) of the Code, among other things, benefits under the award must be conditioned on the attainment of preestablished performance goals or measures that are based on performance criteria approved by stockholders. Performance-based awards under the Plan that are intended to qualify for the Section 162(m) performance-based compensation exception, other than, in general, stock options and stock appreciation rights under the Plan, must be conditioned on the attainment of objectively determinable performance goals established by the Board and based on one or more of the following (on a consolidated, divisional, subsidiary, line of business or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; inventory level or turns; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructuring; financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. The performance goals established by the Board need not involve an increase, a positive or improved result of avoidance of loss. The maximum number of shares of Stock subject to Stock-based performance awards that may be awarded to any participant under the Plan in any three-year period (other than stock options and stock appreciation rights, for which the Plan provides a separate limit) is 500,000 shares. In the case of cash performance awards, the maximum amount that may be paid to any participant under the Plan for any year is $1,000,000. The Company will not grant any awards under the Plan unless and until the Company's stockholders approve the Plan.

     In connection with any award, the Board may provide for and make a cash payment to a participant not to exceed an amount equal to (a) the amount of any federal, state and local income tax on ordinary income for which the participant will be liable with respect to the award, plus (b) an additional amount on a grossed-up basis necessary to make him or her whole after tax, discharging all the participant's income tax liabilities arising from all payments under to the award, all based on such reasonable estimates of applicable tax rates as the Board may determine.

     Termination. Except as otherwise determined by the Board, if a participant dies, options and SARs exercisable immediately prior to death may be exercised by the participant's executor, administrator or transferee during a period of one year following such death (or for the remainder of their original term, if less). Options and SARs not exercisable at a participant's death terminate. Except as otherwise determined by the Board, outstanding awards of Restricted Stock will be forfeited upon a participant's death, and deferred stock grants, performance awards and other stock-based awards to which a participant is not irrevocably entitled will be terminated unless otherwise provided. If (i) a participant who is an employee ceases to be an employee for any reason other than death, (ii) there is a termination (other than by reason of death or satisfactory completion of the project or service) of the consulting, service or similar relationship in respect of which a non-employee participant was granted an award under the Plan or (iii) a New Hire's offer of employment is terminated prior to such individual commencing employment with the Company or the New Hire does not commence his or her employment with the Company within two months after receipt of an award under

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
the Plan then, except as the Board otherwise determines, all options and SARs will remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less), shares of Restricted Stock will be forfeited, and deferred stock grants, performance awards and other stock-based awards will terminate.

     In the case of certain mergers, consolidations or other transactions in which the Company is acquired or is liquidated, all outstanding awards will terminate. The Board may, however, in its discretion cause unvested awards to vest or become exercisable, remove performance or other conditions on the exercise of or vested right to an award, or in certain circumstances provide for replacement awards. With respect to an outstanding award held by a participant who, following the transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the transaction or an affiliate of such an entity, the Board may at or prior to the effective time of the transaction and in lieu of the action described in the previous two sentences, arrange to have such surviving or acquiring entity or affiliate assume any award held by such participant outstanding under the Plan or grant a replacement award which, in the judgment of the Board, is substantially equivalent to any award being replaced.

     Amendment. The Board may amend the Plan or any outstanding award at any time, provided that no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code.

     Dividend Equivalents. Except as specifically provided by the Plan, the receipt of an award will not give a participant rights as a stockholder. In general, the participant will obtain such rights only upon the issuance of Stock. However, the Board may, on such conditions as it deems appropriate, provide that a participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the participant's awards had such Stock been outstanding.

     Tax Withholding. The Company will withhold from any cash payment made pursuant to an award an amount sufficient to satisfy all federal, state and local withholding tax requirements.

     In the case of an award pursuant to which Stock may be delivered, the Board may require that the participant remit to the Company an amount sufficient to satisfy the withholding requirements prior to the delivery of any Stock or removal of restrictions thereon. To the extent that such withholding is required, the Board may permit the participant to elect to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement. The Board may make such share withholding mandatory.

     If at the time an ISO is exercised the Board determines that the Company could be liable for withholding requirements with respect to the exercise or with respect to a disposition of the Stock received upon exercise, the Board may require as a condition of exercise that the person exercising the ISO agree (a) to provide for withholding, (b) to inform the Company promptly of any disposition of Stock received upon exercise, and (c) to give such security as the Board deems adequate to meet the potential liability of the Company for other withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

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
     Adjustments in the Event of Certain Transactions. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to holders of Stock other than normal cash dividends, the Board will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan and to the specific limits set forth in the Plan. The Board will also make any appropriate adjustments to the number and kind of shares of Stock or securities subject to awards then outstanding or subsequently granted, any exercise prices relating to awards and any other provision of awards affected by such change. In the case of ISOs or awards intended to qualify for the "performance-based compensation" exception under Section 162(m)(4)(C) of the Code, the foregoing adjustments will be made only to the extent consistent with continued qualification of the option or other award under Section 422 of the Code or Section 162(m) of the Code, as the case may be.

New Plan Benefits

     On October 26, 1998, the Company's Board of Directors granted, contingent on shareholder approval of the Plan, to Ronald S. Boreta, the Company's President, 125,000 Stock Appreciation Rights with a base price of $6.00 each, with the condition that no money will be paid unless the fair market value of the Company's Common Stock at the time of exercise is at least $10.00 per share. In addition, a maximum of $500,000 will be payable to Mr. Boreta upon the exercise of these Stock Appreciation Rights. No other rights or other awards have been granted under the Plan.

     On October 26, 1998, the fair market value of the Company's Common Stock was approximately $2.11. Since the base price of $6.00 and the minimum price of $10.00 are substantially above the current market price, the current value of the stock appreciation rights is minimal and the future value is not determinable. In addition, because any future grants under the Plan are discretionary, the future benefits or amounts that would be received under the Plan by executive officers, non-executive officer directors and non-executive officer employees are not determinable at this time.

Federal Tax Effects

     The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local or foreign taxes.

     Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

     Nonstatutory (Non-ISO) Options. In general, in the case of a non-ISO, the optionee has no taxable income at the time of grant but realizes income in

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
connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Company. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss for which the Company is not entitled to a deduction.

     In general, an ISO that is exercised more than three months after termination of employment is treated as a non-ISO. (Special rules apply in the case of permanent disability or death.) ISOs are also treated as non-ISOs to the extent that, in the aggregate, they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

     In the event of a change in control (as defined) of the Company, certain payments in the nature of compensation to certain individuals, if contingent on the change in control, could be nondeductible to the Company and subject to an additional 20% tax. Awards under the Plan that are made or that vest or become payable in connection with a change in control may be required to be taken into account in determining whether these penalties apply.

     Under Section 162(m) of the Code, certain remuneration in excess of $1,000,000 may be nondeductible if paid by a publicly traded corporation to any of its chief executive officer or other four most highly compensated officers. Option awards under the Plan are intended to be eligible for exemption from the Section 162(m) deduction limit.

     The affirmative vote of a majority of the shares of Common and Preferred Stock represented at the meeting will be required to approve the 1998 Stock Incentive Plan.

   The Board of Directors recommends a vote "FOR" the 1998 Stock Incentive
Plan.

                               OTHER BUSINESS

     As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority vote of the shares represented at the meeting is necessary to approve any such matters.

                                ANNUAL REPORT

     The Company's Annual Report on Form 10-KSB for the fiscal year ending December 31, 1997, accompanies this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and is not to be considered part of the solicitation material.

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
                   DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                 FOR THE ANNUAL MEETING TO BE HELD IN NOVEMBER 1999

     Any proposal by a shareholder intended to be presented at the Company's Annual Meeting of Shareholders to be held in November 1999 must be received at the offices of the Company, 5325 South Valley View Boulevard, Suite 4, Las Vegas, Nevada 89118, on or before July 16, 1999, in order to be included in the Company's proxy statement and proxy relating to that meeting.

                                    RONALD S. BORETA, PRESIDENT

Las Vegas, Nevada
November 12, 1998

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
                                  APPENDIX

                      SAINT ANDREWS GOLF CORPORATION

                         1998 STOCK INCENTIVE PLAN


1.   PURPOSE

     The purpose of this Stock Incentive Plan (the "Plan") is to advance the interests of Saint Andrews Golf Corporation (the "Company") and its subsidiaries by enhancing their ability to attract and retain employees and other individuals or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries through awards based on the Company's common stock, $.001 par value ("Stock"), and cash incentives.

     The Plan is intended to accomplish these goals by enabling the Company to grant awards ("Awards") in the form of Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock Awards, Deferred Stock Awards, Performance Awards, Other Stock-Based Awards, or combinations thereof, all as more fully described below.

2.   ADMINISTRATION

     The Plan shall be administered by the Board of Directors of the Corporation (the "Board"). The Board will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) grant Awards at such time or times as it may choose; (b) determine the size of each Award, including the number of shares of Stock subject to the Award; (c) determine the type or types of each Award;
(d) determine the terms and conditions of each Award; (e) waive compliance by a holder of an Award with any obligations to be performed by such holder under an Award and waive any terms or conditions of an Award; (f) amend or cancel an existing Award in whole or in part (and if an award is canceled, grant another Award in its place on such terms and conditions as the Board shall specify), except that the Board may not, without the consent of the holder of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder; (g) prescribe the form or forms of any instruments to be used under the Plan, including any written notices and elections required of Participants (as defined below), and change such forms from time to time; (h) adopt, amend and rescind rules and regulations for the administration of the Plan; and (i) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Board, and all other determinations and actions of the Board made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. Nothing in this paragraph shall be construed as limiting the power of the Board to make adjustments under Section 7.3 or Section 8.6.

3.   EFFECTIVE DATE AND TERM OF PLAN

     The Plan will become effective on the date on which it is approved by the stockholders of the Company. Awards may be made prior to such stockholder approval if made subject thereto. No Award may be granted under the Plan after October 25, 2008 (the 10th anniversary of day before Board approval), but Awards previously granted may extend beyond that date.

4.   SHARES SUBJECT TO THE PLAN

          (a) Number of Shares. Subject to adjustment as provided in Section 8.6, the aggregate number of shares of Stock that may be delivered under the Plan will be 750,000. If any Award requiring exercise by the Participant for delivery of Stock terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants.

          (b) Special Limitations Applicable to Certain Awards. Subject to adjustment as provided in Section 8.6(a) to the extent such adjustment is consistent with the continued satisfaction with respect to Awards of the requirements of Section 162(m)(4)(C) of the Code, the maximum number of shares of Stock for which Options and Stock Appreciation Rights may be awarded under the Plan to any participant during any three-calendar-year period is in the case of each such form of Award 500,000 shares. For purposes of the preceding sentence, the regrant of a canceled Option or Stock Appreciation Right, or the repricing of an Option or Stock Appreciation Right, shall be treated as a separate Award to the extent required under Section 162(m)(4)(C) of the Code. For maximum limits relating to Performance Awards, see Section 6.5 below.

          (c) Shares to be Delivered. Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

5.   ELIGIBILITY AND PARTICIPATION

     Each key employee of the Company or any of its subsidiaries (an "Employee") and each other individual or entity (other than employees of the Company or any of its subsidiaries, but including without limitation directors of the Company or a subsidiary of the Company) who, in the opinion of the Board, is in a position to make a significant contribution to the success of the Company or its subsidiaries will be eligible to receive Awards under the Plan (each such Employee, other individual or entity receiving an Award, "a Participant"). Participants shall also include individuals who have accepted an offer of employment from the Company and who the Company reasonably believes will be key employees upon commencing employment with the Company (a "New Hire").

6.  TYPES OF AWARDS

    6.1.  Options

          (a) Nature of Options. An option ("Option") is an Award giving the recipient the right on exercise thereof to purchase Stock.

          Both "incentive stock options," as defined in Section 422(b) of the Code (any Option intended to qualify as an incentive stock option being hereinafter referred to as an "ISO"), and Options that are not ISOs, may be granted under the Plan. ISOs shall be awarded only to Employees. An Option awarded under the Plan shall be a non-ISO unless it is expressly designated as an ISO at time of grant.

          (b) Exercise Price. The exercise price of an Option will be determined by the Board subject to the following:

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
              (1) The exercise price of an ISO or an Option intended to qualify as performance based compensation under Section 162(m) of the Code shall not be less than 100% of the fair market value of the Stock subject to the Option, determined as of the time the Option is granted.

              (2) In no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the Stock.

          (c) Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary of the day immediately preceding the date the Option was granted, or such earlier date as may have been specified by the Board at the time the Option was granted.

          (d) Exercise of Options. An Option will become exercisable at such time or times, and on such conditions, as the Board may specify. The Board may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Except as otherwise determined by the Board, any period during which a Participant who is an Employee is on an unpaid leave of absence (or other unpaid absence) from the Company shall toll the period of time over which an option becomes exercisable. Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Board and (2) payment in full in accordance with paragraph (e) below for the number of shares for which the Option is exercised.

          (e) Payment for Stock. Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the Board at or after the grant of the Option, (i) through the delivery of shares of Stock which have been held for at least six months (unless the Board approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of a promissory note of the Participant to the Company containing such terms as are specified by the Board, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment.

          (f) Discretionary Payments. If (i) the market price of shares of Stock subject to an Option (other than an Option which is in tandem with a Stock Appreciation Right as described in Section 6.2) exceeds the exercise price of the Option at the time of its exercise, and (ii) the person exercising the Option so requests in writing, the Board may in its sole discretion cancel the Option and cause the Company to pay in cash or in shares of Common Stock (valued at fair market value) to the person exercising the Option an amount equal to the difference between the fair market value of the Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid.

     6.2.  Stock Appreciation Rights.

           (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right ("Stock Appreciation Right" or "SAR") is an Award entitling the holder on exercise to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair

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
market value of a share of Stock. SARs may be based solely on appreciation in the fair market value of Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board.

           (b) Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

               (1) Rules Applicable to Tandem Awards. When Stock Appreciation Rights are granted in tandem with Options, (A) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option; (B) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to fewer than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (C) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (D) the Stock Appreciation Right will be transferable only with the related Option.

               (2) Exercise of Independent Stock Appreciation Rights. A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify. Except as otherwise determined by the Board, any period during which a Participant who is an Employee is on an unpaid leave of absence (or other unpaid absence) from the Company shall toll the period of time over which a Stock Appreciation Right becomes exercisable. The Board may at any time accelerate the time at which all or any part of the Right may be exercised.

     Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Board.

     6.3.  Restricted and Unrestricted Stock.

           (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Board may grant shares of Stock in such amounts and upon such terms and conditions as the Board shall determine subject to the restrictions described below ("Restricted Stock").

           (b) Restricted Stock Agreement. The Board may require, as a condition to an Award, that a recipient of a Restricted Stock Award enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Board may provide the terms and conditions of an Award in a notice to the Participant of the Award, in the resolution approving the Award, or in such other manner as it deems appropriate. The stock certificate representing the Restricted Stock shall be appropriately legended to reflect the applicable restrictions.

           (c) Transferability and Other Restrictions. Except as otherwise provided in this Section 6.3, the shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period or periods established by the Board and the satisfaction of any other conditions or restrictions established by the Board (such period during which a share of Restricted Stock is subject to such restrictions and conditions is referred to as the "Restricted Period"). Except as the Board may otherwise determine under
Section 7.1 or Section 7.2, if a Participant dies or suffers a Status Change (as defined at Section 7.2(a)) for any reason during the Restricted Period, the Company may purchase the shares of Restricted Stock subject to such restrictions and conditions for the amount of cash paid by the Participant for such shares; provided, that if no cash was paid by the Participant such shares of Restricted Stock shall be automatically forfeited to the Company.

           During the Restricted Period with respect to any shares of Restricted Stock, the Company shall have the right to retain in the Company's possession the certificate or certificates representing such shares.

           (d) Removal of Restrictions. Except as otherwise provided in this
Section 6.3, a share of Restricted Stock covered by a Restricted Stock grant shall become free from restrictions under the Plan upon completion of the Restricted Period, including the passage of any applicable period of time and satisfaction of any conditions to vesting. Except as otherwise determined by the Board, any period during which a Participant who is an Employee is on leave of absence (or other unpaid absence) from the Company shall, to the extent the Restricted Period relates to the passage of time, toll such time period. The Board shall have the right at any time, in its sole discretion, immediately to waive all or any part of the restrictions and conditions with regard to all or any part of the shares held by any Participant.

           (e) Voting Rights, Dividends and Other Distributions. During the Restricted Period, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all regular cash dividends paid with respect to such shares. Except as the Board shall otherwise determine, any other cash dividends and other distributions paid to Participants with respect to shares of Restricted Stock, including any dividends and distributions paid in shares, shall be subject to the same restrictions and conditions as the shares of Restricted Stock with respect to which they were paid.

           (f) Other Awards Settled with Restricted Stock. The Board may, at the time any Award described in this Section 6 is granted, provide that any or all of the Stock delivered pursuant to the Award will be Restricted Stock.

           (g) Unrestricted Stock. Subject to the terms and provisions of the Plan, the Board may grant shares of Stock free of restrictions under the Plan in such amounts and upon such terms and conditions as the Board shall determine.

     6.4.  Deferred Stock.

           A Deferred Stock Award ("Deferred Stock Award") is an unfunded and unsecured promise by the Company to deliver shares of Stock in the future ("Deferred Stock"). Delivery of the Stock will take place at such time or times, and on such conditions, as the Board may specify. The Board may at any time accelerate the time at which delivery of all or any part of the Stock will take place. At the time any Award described in this Section 6 is granted, the Board may provide that any or all of the Stock delivered pursuant to the Award will be Deferred Stock.

     6.5. Performance Awards.

          The Board may, at the time an Award described in Sections 6.1, 6.2, 6.3, 6.4 or 6.6 is granted, impose the additional condition that performance goals must be met prior to the Participant's realization of any vesting, payment or benefit under the Award. In addition, the Board may make awards entitling the Participant to receive an amount in cash upon attainment of specified performance goals ("A Cash Incentive"). Any Award or Cash Incentive made subject to performance goals as described in the preceding two sentences shall be a "Performance Award" subject to the provisions of this Section 6.5 in addition to any other applicable provisions of the Plan or the Award. Performance Awards may consist of Cash Incentives or Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, other than Options or Stock Appreciation Rights intended to qualify for such exception by reason of the special rules under Section 162(m) of the Code applicable to stock options and stock appreciation rights granted at an exercise price not less than fair market value on the date of grant ("Qualified Performance Awards") or Cash Incentives or Awards that either are not intended so to qualify or are Options or Stock Appreciation Rights intended to qualify for such exception by reason of the special rules under Section 162(m) of the Code applicable to stock options and stock appreciation rights granted at an exercise price not less than fair market value on the date of grant ("Other Performance Awards"). The Board will determine the performance measures, the period or periods during which performance is to be measured, and all other terms and conditions applicable to the Performance Award. The performance measures to which a Performance Award is subject may be related to personal performance, corporate performance, departmental performance, or any other category of performance established by the Board. In the case of a Qualified Performance Award, payment under the Award or of the Cash Incentive must be conditioned on the satisfaction of one or more "qualified performance measures" preestablished by the Board in accordance with the rules under Section 162(m) of the Code and on certification (within the meaning of the rules under Section 162(m) of the Code) by the Board that such measure or measures have been met or exceeded. For purposes of the preceding sentence, a qualified performance measure is an objectively determinable measure of performance based on any one or more of the following (on a consolidated, divisional, subsidiary, line of business or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; inventory level or turns; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A qualified performance measure and targets with respect thereto determined by the Board need not be based upon an increase, a positive or improved result or avoidance of loss. The maximum number of shares of Stock subject to Performance Awards (other than Cash Incentives) awarded to any Participant in any three-calendar-year period shall be 500,000 shares. The maximum amount payable under Cash Incentives to any Participant for any year shall be $200,000.

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
     6.7.  Other Stock-Based Awards.

           (a) Nature of Awards. The Board may grant other Awards under which Stock is or may in the future be acquired ("Other Stock-Based Awards"). Such awards may include, without limitation, debt securities convertible into or exchangeable for shares of Stock upon such conditions, including attainment of performance goals, as the Board shall determine. Such convertible or exchangeable securities may have such terms and conditions as the Board may determine at the time of grant. However, no convertible or exchangeable debt shall be issued unless the Board shall have provided (by Company right of repurchase, right to require conversion or exchange, or other means deemed appropriate by the Board) a means of avoiding any right of the holders of such debt to prevent a Company transaction by reason of covenants in such debt.

         (b) Purchase Price; Form of Payment. The Board may determine the consideration, if any, payable upon the issuance or exercise of an Other Stock-Based Award. The Board may permit payment by certified check or bank check or other instrument acceptable to the Board or by surrender of other shares of Stock (excluding shares then subject to restrictions under the Plan).

         (c) Forfeiture of Awards; Repurchase of Stock; Acceleration or Waiver of Restrictions. The Board may determine the conditions under which an Other Stock-Based Award shall be forfeited or, in the case of an Award involving a payment by the recipient, the conditions under which the Company may or must repurchase such Award or related Stock. At any time the Board may in its sole discretion accelerate, waive, or, amend any or all of the limitations or conditions imposed under any Other Stock-Based Award.

7.   EVENTS AFFECTING OUTSTANDING AWARDS

     7.1.  Death.

           Except as the Board may otherwise determine, if a Participant dies the following will apply:

           (a) All Options and Stock Appreciation Rights held by the Participant immediately prior to death, to the extent then exercisable, may be exercised by the Participant's executor or administrator or the person or persons to whom the Option or Right is transferred by will or the applicable laws of descent and distribution, at any time within the one year period ending with the first anniversary of the Participant's death (or such shorter or longer period as the Board may determine), and shall thereupon terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. All Options and Stock Appreciation Rights held by a Participant immediately prior to death that are not then exercisable shall terminate at death.

           (b) All Restricted Stock held by the Participant must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant in accordance with Section 6.3(c)).

           (c) Any payment or benefit under a Deferred Stock Award, Performance Award or Other Stock-Based Award to which the Participant was not irrevocably entitled prior to death will be forfeited and the Award canceled as of the time of death.
                                   7
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

     7.2.  Termination of Service (Other Than By Death).

           If (i) a Participant who is an Employee ceases to be an Employee for any reason other than death, (ii) there is a termination (other than by reason of death or satisfactory completion of the project or service as determined by the Board) of the consulting, service or similar relationship in respect of which a non-Employee Participant was granted an Award hereunder or
(iii) a New Hires offer of employment is terminated prior to the New Hire commencing employment with the Company or the New Hire does not commence his or her employment with the Company within two months after receipt of an Award hereunder (such termination of the employment or other relationship being hereinafter referred to as a "Status Change"), then, except as the Board may otherwise determine, the following will apply:

          (a) All Options and Stock Appreciation Rights held by the Participant that were not exercisable immediately prior to the Status Change shall terminate at the time of the Status Change. Any Options or Rights that were exercisable immediately prior to the Status Change will continue to be exercisable for a period of three months, and shall thereupon terminate, unless the Award provides by its terms for immediate termination in the event of a Status Change or unless the Status Change results from a discharge for cause which in the opinion of the Board casts such discredit on the Participant as to justify immediate termination of the Award. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this
Section 7. For purposes of this paragraph, in the case of a Participant who is an Employee, a Status Change shall not be deemed to have resulted by reason of
(i) a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Board, so long as the Employee's right to reemployment is guaranteed either by statute or by contract, or (ii) a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which Section 424(a) of the Code applies.

          (b) All Restricted Stock held by the Participant at the time of the Status Change must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3(c) above.

          (c) Any payment or benefit under a Deferred Stock Award, Performance Award or Other Stock-Based Award to which the Participant was not irrevocably entitled prior to the Status Change will be forfeited and the Award canceled as of the date of such Status Change.

     7.3.  Certain Corporate Transactions.

           Except as otherwise provided by the Board, in the event of a consolidation or merger in which the Company is not the surviving corporation or which results (or that is part of a series of related transactions that results) in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets or a dissolution or liquidation of the Company (a "covered transaction"), the following rules shall apply:

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
           (a) Subject to paragraph (b) below, all outstanding Awards requiring exercise will cease to be exercisable, and all other Awards to the extent not fully vested (including Awards subject to conditions not yet satisfied or determined) will be forfeited, as of the effective time of the covered transaction, provided that the Board may in its sole discretion, on or prior to the effective date of the covered transaction, (1) make any outstanding Option and Stock Appreciation Right exercisable in full, (2) remove the restrictions from any Restricted Stock, (3) cause the Company to make any payment and provide any benefit under any Deferred Stock Award or Performance Award or (4) remove any performance or other conditions or restrictions on any Award; or

           (b) With respect to an outstanding Award held by a participant who, following the covered transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the covered transaction or an affiliate of such an entity, the Board may at or prior to the effective time of the covered transaction and in lieu of the action described in paragraph (a) above, arrange to have such surviving or acquiring entity or affiliate assume any Award held by such participant outstanding hereunder or grant a replacement award which, in the judgment of the Board, is substantially equivalent to any Award being replaced.

8.   GENERAL PROVISIONS

     8.1.  Documentation of Awards.

           Awards will be evidenced by such written instruments, if any, as may be prescribed by the Board from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

     8.2.  Rights as a Stockholder, Dividend Equivalents.

           Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, only upon the issuance of Stock. However, the Board may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant's Award had such Stock been outstanding. Without limitation, the Board may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

     8.3.  Conditions on Delivery of Stock.

           The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulation have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange or The Nasdaq Stock Market, until the shares to be delivered have been listed or authorized to be listed on such exchange or market upon official notice of issuance, and

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
(d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

           If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

     8.4.  Tax Withholding.

           The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

           In the case of an Award pursuant to which Stock may be delivered, the Board will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Board with regard to such requirements, prior to the delivery of any Stock or removal of restrictions thereon. If and to the extent that such withholding is required, the Board may permit the Participant or such other person to elect at such time and in such manner as the Board provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement. The Board may make such share withholding mandatory with respect to any Award at the time such Award is made to a Participant.

           If at the time an ISO is exercised the Board determines that the Company could be liable for withholding requirements with respect to the exercise or with respect to a disposition of the Stock received upon exercise, the Board may require as a condition of exercise that the person exercising the ISO agree (a) to provide for withholding under the preceding paragraph of this Section 8.4, if the Board determines that a withholding responsibility may arise in connection with the exercise, (b) to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code) of Stock received upon exercise, and (c) to give such security as the Board deems adequate to meet the potential liability of the Company for other withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

     8.5.  Transferability of Awards.

           Unless otherwise permitted by the Board, no Award (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution.

     8.6.  Adjustments in the Event of Certain Transactions.

           (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to holders of Stock other than normal cash dividends, after

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
the effective date of the Plan, the Board will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under the first paragraph of Section 4 above and to the limits described in the second paragraph of Section 4 and in Section 6.5(c).

           (b) In any event referred to in paragraph (a), the Board will also make any appropriate adjustments to the number and kind of shares of Stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Board may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Board that adjustments are appropriate to avoid distortion in the operation of the Plan.

           (c) In the case of ISOs or Awards intended to qualify for the "performance-based compensation" exception under Section 162(m)(4)(C) of the Code, the adjustments described in (a) and (b) will be made only to the extent consistent with continued qualification of the Option or other Award under
Section 422 of the Code or Section 162(m) of the Code, as the case may be.

     8.7.  Employment Rights, Etc.

           Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued retention by the Company or any subsidiary as an Employee or otherwise, or affect in any way the right of the Company or subsidiary to terminate an employment, service or similar relationship at any time. Except as specifically provided by the Board in any particular case the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment, service or similar relationship even if the termination is in violation of an obligation of the Company or any of its subsidiaries to the Participant.

     8.8.  Deferral of Payments.

           The Board may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

     8.9.  Past Services as Consideration.

           Where a Participant purchases Stock under an Award for a price equal to the par value of the Stock the Board may determine that such price has been satisfied by past services rendered by the Participant.

9.   EFFECT, AMENDMENT AND TERMINATION

     Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company's right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Employees.

     The Board may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such

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amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code.


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                                                           PRELIMINARY COPY
P R O X Y
                        SAINT ANDREWS GOLF CORPORATION

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Ronald S. Boreta the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of Common and Preferred Stock of Saint Andrews Golf Corporation held of record by the undersigned on November 12, 1998, at the Annual Meeting of Shareholders to be held on December 7, 1998, or any adjournment thereof.

     1.  Election of Directors:

         ___ FOR all nominees listed below

         ___ FOR all nominees except as crossed out below:

                   Vaso Boreta             Robert R. Rosburg
                   Ronald S. Boreta        William Kilmer

[INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee's name above.]

     2. The ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors.

           ____ FOR              ____ AGAINST            ____ ABSTAIN

     3. The approval of an amendment to the Articles of Incorporation to change the name of the Company to "All-American SportPark, Inc."

           ____ FOR              ____ AGAINST            ____ ABSTAIN

     4.  The approval of the Company's 1998 Stock Incentive Plan.

           ____ FOR              ____ AGAINST            ____ ABSTAIN

     5. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report.

Dated: __________________________    ____________________________________
                                     Signature(s) of Shareholder(s)

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SAINT ANDREWS GOLF CORPORATION. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.